EXHIBIT 99.3
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                              FOR IMMEDIATE RELEASE
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              SALON REPORTS RESULT OF NASDAQ QUALIFICATION HEARING


SAN FRANCISCO, Calif. --- August 31, 2001 --- Salon Media Group, Inc.'s ("Company") stock has been transferred to The Nasdaq SmallCap Market from the The Nasdaq National Market effective with the open of business on August 31, 2001. The Company's stock will be listed on The Nasdaq SmallCap Market via an exception from the Minimum Bid Price requirement.

While Salon Media Group, Inc. failed to meet this Minimum Bid Price requirement as of March 12, 2001, the Company was granted a temporary exception from this standard subject to Salon Media Group, Inc. meeting certain conditions. The exception will expire on October 5, 2001. In the event the Company is deemed to have met the terms of the exception, it shall continue to be listed on The Nasdaq SmallCap Market. The Company believes it can meet these conditions, however, there is no assurance that it will do so. If at some future date the Company's securities should cease to be listed on The Nasdaq SmallCap Market, they may continue to be listed in the OTC-Bulletin Board. For the duration of the exception, the Company's NASDAQ symbol will be SALNC.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about future financial and operating results of the Company, the results' effect on compliance with Nasdaq listing requirements and Company ability to meet Nasdaq listing requirements. Factors that could cause actual results to differ materially from those described herein include: financing events and terms, the inability to obtain regulatory approvals; the economic environment of the media industry; the difficulty in securing on-line advertising; growth in subscription revenue programs; uncertain revenue sources and the general economic environment. More detailed information about these factors is set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Note: Salon is a registered trademark of Salon Media Group, Inc. All other company and product names mentioned are trademarks of their respective owners.